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                                                                 EXHIBIT 10 (tt)



                    TLC BEATRICE INTERNATIONAL HOLDINGS, INC.

                           1996 ANNUAL INCENTIVE PLAN

                  (As Adopted Effective as of January 19, 1996)










                                  (Final Plan)









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                    TLC BEATRICE INTERNATIONAL HOLDINGS, INC.

                           1996 ANNUAL INCENTIVE PLAN

                  (As Adopted Effective as of January 19, 1996)


        1. Effective Date and Purpose. TLC BEATRICE INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Company"), has established the TLC Beatrice International Holdings, Inc. 1996 Annual Incentive Plan (the "Plan"), effective as of January 19, 1996 (the "Effective Date"). The purpose of the Plan is to promote the long-term financial performance of the Company by attracting, retaining, and motivating officers, executives, managers and other key employees of the Company and its subsidiaries by providing them with incentive compensation opportunities. Each participant's award will take into account corporate performance as well as, where appropriate, his or her own individual performance.

        2. Plan Administration. The Plan shall be administered by the Compensation Committee of Board of Directors of the Company (the "Committee"). In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

        (a)    interpret the provisions of the Plan;

        (b)    adopt,   amend  and  rescind  rules  and   regulations   for  the
               administration of the Plan; and

        (c) make all other determinations deemed by it to be necessary or desirable for the administration of the Plan.

        The Committee shall exercise its authority only by a majority vote at a meeting or by written consent of a majority without a meeting.

        3. Eligibility. Only individuals who are (i) active employees of the Company, its subsidiaries or affiliates ("Active Employees") and (ii) designated as participants under the Plan for any Year (as defined below) in accordance with the terms hereof, may participate in the Plan. Each Year, the Chief Executive Officer of the Company ("CEO"), or such other persons as the CEO may designate, shall provide to the Committee a list of those Active Employees recommended for participation in the Plan for that Year ("Recommended Employees"). The Committee shall review the list of Recommended Employees and may make any additions and deletions to the list of Recommended Employees the Committee deems appropriate. The Active Employees so approved by the Committee shall become participants under the Plan for that Year ("Participants"). Notwithstanding the foregoing, the Committee may, at any time and from time to time, add to or





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delete individuals from the list of Participants in its sole discretion. As soon as reasonably practicable, each person who is a Participant in the Plan for a Year will be notified of such participation and his or her Individual Target Award (as hereinafter defined). As used herein, the term "Year" shall mean the fiscal year of the Company.

        4.     Individual Target Awards.

               (a) At the beginning of each Year, an individual target award (an "Individual Target Award") shall be established for each Participant. Establishment of an Individual Target Award for a Participant for any Year shall not imply or require that an Individual Target Award be set for any subsequent Year and the amount of any actual award paid to any Participant (an "Award") may be greater or less than the Individual Target Award. The establishment of an Individual Target Award for a Participant shall not affect the right of the Company, its subsidiaries or affiliates to terminate, with or without cause, such Participant's employment at any time.

               (b) Individual Target Awards shall be a percentage of the Participant's base salary reviewed and approved by the Committee in its sole discretion. It is contemplated that Individual Target Awards will vary by Company position and responsibility and shall range from ten percent (10%) to seventy-five percent (75%) of base salary.

        5. Basis of Awards. The payment of an Award will be based on the following factors:

               (a) the Company's achievement of targeted earnings from operations (excluding non-recurring items) established at the beginning of each Year by the CEO through the annual business planning process and reviewed by the Committee (the "Target Earnings");

               (b)   the   Company's   achievement   of   any   other   special,
        non-recurring, strategic or other performance factors which the CEO shall deem appropriate and as approved by the Committee; and

               (c) the individual performance of each Participant.

        6.     Award Determination.

               (a) The maximum amount of funds to be made available by the Company for the purpose of paying Awards (the "Maximum Available Award Funds") shall be a percentage of the aggregate amount of all Individual Target Awards established at the commencement of a Year (the "Incentive Award Pool"), which percentage shall based on the Company's achievement of the Target Earnings as set forth on the following schedule:


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                      (i) if the Company's earnings are less than eighty percent
               (80%) of the Target Earnings, the Maximum Available Award Funds shall be zero (0); provided, however, that the CEO may request approval from the Committee to make available up to thirty percent (30%) of the Incentive Award Pool for purposes of paying Awards at the discretion of the CEO;

                      (ii) if the Company's  earnings are between eighty percent
               (80%) and one hundred percent (100%) of the Target Earnings, the Maximum Available Award Funds shall be an amount equal to (A) one hundred percent (100%) of the Incentive Award Pool minus (B) the percentage of the Incentive Award Pool determined by multiplying
               2.5 by the percent by which the Company's earnings are less than the Target Earnings;

                      (iii) if the Company's earnings exceed one hundred percent
               (100%) and are less than or equal to one hundred twenty-five percent (125%) of the Target Earnings, the Maximum Available
               Award Funds shall be equal to (A) one hundred percent (100%) of the Incentive Award Pool plus (B) the percentage of the Incentive Award Pool determined by multiplying 2 by the percent by which the Company's earnings exceed the Target Earnings; and

                      (iv) if the Company's earnings exceed one hundred twenty-five percent (125%) of the Target Earnings, the Maximum Available Award Funds shall be equal to one hundred fifty percent (150%) of the Incentive Award Pool.

               Notwithstanding the provisions of Section 6(a)(i)-(iv) above, in any Year, in the event that the Company's earnings are equal to or greater than eighty percent (80%) of the Target Earnings, the CEO may request approval from the Committee and the Committee shall have the right to make available to the CEO an additional amount of up to twenty-five percent (25%) of the Incentive Award Pool, which amount shall be a discretionary bonus pool payable at the discretion of the CEO to any employee as an additional bonus to any Award otherwise payable hereunder.

               The percentage adjustment to the Incentive Award Pool under Sections 6(a)(i)-(iv) above when combined with any discretionary percentage increase to the Incentive Award Pool as provided in this
        Section 6(a) is hereinafter referred to as the "Net Percentage Adjustment."

               (b) The amount of the Award to be paid to each Participant, if any, shall be determined by the Committee as follows:


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                      (i)  first,  the amount of each  Participant's  Individual
               Target Award shall be multiplied by the Net Percentage Adjustment as determined pursuant to Section 6(a);

                      (ii) second, the amount so determined may be further increased or decreased, in the sole discretion of the Committee, based on a Participant's individual performance during the Year; and

                      (iii) third, the resulting amount may be further increased or decreased, in the sole discretion of the Committee, based on factors such as the Company's cash flow requirements, restrictions under the Company's debt obligations or any other factor the Committee deems appropriate.

               (c)  The  combination  of the  determinations  made  pursuant  to
        Section 6(b) may result in a Participant receiving an Award in excess of or less than such Participant's Individual Target Award or may reduce such Award to zero; provided, however, that in no event shall the aggregate of the Awards payable to all Participants in any Year exceed the Maximum Available Award Funds for that Year. The determination and approval of all Awards shall be in the sole discretion of the Committee acting in accordance with the terms hereof.

        7. Payment of Awards. Awards paid under this Plan shall be paid from the general assets of the Company.

        8. Employment at Year End. No Award for any given Year shall be made to any Participant who is not an active employee of the Company or one of its subsidiaries or affiliates at the end of such Year, except those Participants whose active employment ended during such Year because of death, disability, or retirement under one of the Company's retirement plans, or unless otherwise agreed in writing by the Committee.

        9. Assignment. The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law.

        10. Amendment. While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board of Directors to amend, suspend or terminate the Plan or adopt a new plan at any time; provided, however, that no such amendment shall retroactively and adversely affect the payment of any Award previously made. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.


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        11. Plan Not  Contract of  Employment.  The Plan does not  constitute  a contract of employment. Eligibility to receive, or receipt of, an Award under the Plan does not give any individual the right to become or remain an employee of the Company or any of its subsidiaries and does not limit in any way the right of the Company to change the duties or responsibilities of any employee.

        12. Governing Law. The Plan shall be governed by and construed in accordance with the laws and court decisions of the State of New York.



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